UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         August 24, 2012

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 24, 2012, USA Truck, Inc. (the “Company”) entered into a $125 million revolving credit agreement (“Revolver”) with Wells Fargo Bank and PNC Bank.  The Revolver has a five year term, is secured by substantially all of the Company's assets, and can be expanded up to $175 million subject to customary conditions and lender participation.

The Revolver contains a minimum excess availability requirement equal to 15% of the maximum Revolver amount (currently $18.75 million) and an annual capital expenditure limit ($53.8 million for calendar year 2012, increasing to $71.0 million in 2013 and with further increases thereafter).  There are no financial maintenance covenants.

Availability under the Revolver is approximately $28.3 million after repaying the approximately $75.9 million outstanding under the prior credit facility and giving effect to the minimum availability requirement.  On an ongoing basis, the new borrowing base consists of customary advance rates against accounts receivable and revenue equipment. If a collateral cushion, referred to as suppressed availability, of at least $30,000,000 in excess of the maximum facility size is not maintained, the advance rate on eligible revenue equipment is reduced by 5% and the value attributable to eligible revenue equipment starts to decline in monthly increments.

The Revolver bears interest at rates typically based on the Wells Fargo prime rate or LIBOR, in each case plus an applicable margin.  Most borrowings are expected to be based on the LIBOR rate option.  The applicable margin ranges from 2.25% to 2.75% based on average excess availability and is currently 2.50%.

The Revolver includes usual and customary events of default for a facility of this nature and provides that, upon the occurrence and continuation of an event of default, payment of all amounts payable under the Revolver may be accelerated, and the lenders’ commitments may be terminated.  The Revolver contains certain restrictions and covenants relating to, among other things, dividends, liens, acquisitions and dispositions and affiliate transactions.

This description of the Revolver does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver, which is included with this filing as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Revolving credit agreement dated August 24, 2012 among the Company, Wells Fargo Bank and PNC Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	August 30, 2012	/s/ Clifton R. Beckham
Clifton R. Beckham
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	Revolving credit agreement dated August 24, 2012 among the Company, Wells Fargo Bank and PNC Bank